            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------  --------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:    GIVE THE NAME AND            FOR THIS TYPE OF ACCOUNT:    GIVE THE NAME AND
                             SOCIAL                                                    EMPLOYER
                             SECURITY                                                  IDENTIFICATION
                             NUMBER OF -                                               NUMBER OF -
--------------------------------------------------------  --------------------------------------------------------
1. Individual                The individual               6. Sole proprietorship or    The owner(3)
                                                          single-owner LLC
                                                          7. A valid trust, estate,    The legal entity (Do not
                                                          or pension trust             furnish the identifying
                                                                                       number of the personal
                                                                                       representative or trustee
                                                                                       unless the legal entity
                                                                                       itself is not designated in
                                                                                       the account title.)(4)
2. Two or more individuals   The actual owner of the      8. Corporate or LLC          The corporation
   (joint account)           account or, if combined      electing corporate status
                             funds, the first individual     on Form 8837
                             on the account.(1)
3. Custodian account of a    The minor(2)                 9. Association, club,        The organization
   minor (Uniform Gift to                                 religious, charitable,
   Minors Act)                                               educational, or other
                                                             tax-exempt organization
4. a. The usual revocable    The grantor-trustee(1)       10. Partnership or multi-    The partnership
      savings trust account                                   member LLC
    (grantor is also
    trustee)
  b. So-called trust         The actual owner(1)
     account that is not a
     legal or valid trust
     under state law
5. Sole proprietorship or    The owner(3)                 11. A broker or registered   The broker or nominee
   single-owner LLC                                           nominee
                                                          12. Account with the         The public entity
                                                              Department of
                                                              Agriculture in the name
                                                              of a public entity
                                                              (such as a State or
                                                              local government,
                                                              school district, or
                                                              prison) that receives
                                                              agricultural program
                                                              payments
--------------------------------------------------------  --------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the individual name of the owner. Either the social security number or employer identification number may be furnished.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "applied for" in the space provided for the taxpayer identification number, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter exchange transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.

    (1) An organization exempt from tax under Section 501(a), an IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    (2)  The United States or any of its agencies or instrumentalities.

    (3) A state, the District of Columbia, a possession of the United States, or any or their subdivisions or instrumentalities.

    (4) A foreign government or any if its political subdivisions, agencies or instrumentalities.

    (5) An international organization or any of its agencies or instrumentalities.

    (6)  A corporation.

    (7)  A foreign central bank of issue.

    (8) A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

    (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

    (10) A real estate investment trust.

    (11) An entity registered at all times under the Investment Company Act of 1940.

    (12) A common trust fund operated by a bank under Section 584(a).

    (13) A financial institution.

    (14) A middleman known in the investment community as a nominee or custodian.

    (15) A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE EXEMPT PAYEE BOX AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR THE INTERNAL REVENUE SERVICE